RESOLUTIONS ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                   LOGANSPORT FINANCIAL SAVINGS BANK, FSB AND
                           LOGANSPORT FINANCIAL CORP.
                                ON JULY 14, 1998


         FURTHER RESOLVED, that Section 3.09 of the Logansport Savings Bank, FSB Recognition and Retention Plan and Trust (the "RRP") be amended to read in its entirety as follows:

                  3.09. "Disability" means any physical or mental impairment which qualifies an Employee, Director or Director Emeritus for disability benefits under the applicable long-term disability plan maintained by the Bank or an Affiliate, or, if no such plan applies, which would qualify such Employee, Director or Director Emeritus for disability benefits under the long-term disability plan maintained by the Bank, if such Employee, Director or Director Emeritus were covered by that Plan.

         FURTHER RESOLVED, that Section 3.12 of the RRP be amended to read in its entirety as follows:

                  3.12. "Outside Director" means a member of the Board of Directors of the Bank or the Holding Company, who is not also an Employee and who may be a Director or Director Emeritus.

         FURTHER RESOLVED, that a new Section 3.19 be added to the RRP to read in its entirety as follows:

                  3.19 "Director Emeritus" shall mean an honorary, non-voting member of the Board of Directors of the Bank or the Holding Company.

         FURTHER RESOLVED, that Sections 7.01(a) and 7.01(b) of the RRP be revised to read in their entirety as follows:

     (a) General Rules. Plan Shares subject to an Award shall be earned by a Recipient at the rate of twenty percent (20%) of the aggregate number of Shares covered by the Award at the end of each full twelve months of consecutive service with the Bank or an Affiliate after the date of grant of the Award. If the term of service of a Recipient terminates as an Employee, as a Director and as a Director Emeritus prior to the fifth anniversary (or such later date as the Committee shall determine) of the date of grant of an Award for any reason (except as specifically provided in Subsection (b) below or in Section 4.01 hereof), the Recipient shall forfeit the right to earn any Shares subject to the Award which have not theretofore been earned.

          In determining the number of Plan Shares which are earned, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned, on the fifth anniversary of the date of grant.



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     (b)  Exception for Termination due to Death and Disability. Notwithstanding
          the general rule contained in Section 7.01(a) above, all Plan Shares subject to a Plan Share Award held by a Recipient whose term of service as an Employee and as a Director or Director Emeritus with the Holding Company, Bank or an Affiliate terminates due to death or Disability shall be deemed earned as of the Recipient's last day of service with the Holding Company, Bank or an Affiliate as a result of such death or Disability. If the Recipient's service as an Employee and as a Director or Director Emeritus terminates due to Disability within one year of the effective date of the Conversion, the Shares earned by the Recipient may not be disposed of by the Recipient during the one-year period following the Conversion, and stock certificate legends to that effect may be placed on the stock certificates for any such shares.

         FURTHER RESOLVED, that the second sentence of Section 9.02 of the RRP be amended to read in its entirety as follows:

                  The power to amend or terminate shall include the power to direct the Trustee to return to the Holding Company all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Awards but not yet earned by the Employees or Outside Directors to whom they are allocated.

         FURTHER RESOLVED, that the foregoing amendments to the RRP be applied to outstanding RRP awards and that the Corporation notify the current recipients of RRP awards and advise them of the impact of the amendments on the vesting of their RRP's.